  FORM 8-K Cover Page
  Items Reported
  Signatures
  Exhibit Index

SECURITITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 27, 2004

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 27, 2004, Downey Financial Corp. announced that the Board of Directors terminated its authorization to repurchase common stock due to the significant asset growth the company has experienced so far this year. During the third quarter of 2004, 114,500 shares of common stock were repurchased at an average price per share of $54.24, leaving $32 million unused of the previously announced $50 million authorization.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release dated September 27, 2004 reporting the announcement that the Board of Directors of Downey Financial Corp. terminated the authorization to repurchase common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: September 27, 2004	By /s/ Thomas E. Prince Thomas E. Prince Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated September 27, 2004 reporting the announcement that the Board of Directors of Downey Financial Corp. terminated the authorization to repurchase common stock.